Exhibit 99.2

Disclaimer Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, identified by words such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized”, “target” and “outlook”, or the negative version of those words or other comparable words of a future or forward-looking nature. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: interest rate risk, including the effects of sustained high interest rates; fluctuations in the values of the securities held in our securities portfolio, including as the result of changes in interest rates; business and economic conditions generally and in the financial services industry, nationally and within our market area, including high rates of inflation and possible recession; the effects of recent developments and events in the financial services industry, including the large-scale deposit withdrawals over a short period of time that resulted in recent bank failures; loan concentrations in our portfolio; the overall health of the local and national real estate market; our ability to successfully manage credit risk; our ability to maintain an adequate level of allowance for credit losses; new or revised accounting standards; the concentration of large loans to certain borrowers; the concentration of large deposits from certain clients, who have balances above current FDIC insurance limits; our ability to successfully manage liquidity risk, which may increase our dependence on non-core funding sources such as brokered deposits, and negatively impact our cost of funds; our ability to raise additional capital to implement our business plan; our ability to implement our growth strategy and manage costs effectively; the composition of our senior leadership team and our ability to attract and retain key personnel; talent and labor shortages and high rates of employee turnover; the occurrence of fraudulent activity, breaches or failures of our or our third-party vendors’ information security controls or cybersecurity-related incidents, including as a result of sophisticated attacks using artificial intelligence and similar tools; interruptions involving our information technology and telecommunications systems or third-party servicers; competition in the financial services industry, including from nonbank competitors such as credit unions and “fintech” companies; the effectiveness of our risk management framework; the commencement and outcome of litigation and other legal proceedings and regulatory actions against us; the impact of recent and future legislative and regulatory changes, including in response to the recent bank failures; risks related to climate change and the negative impact it may have on our customers and their businesses; the imposition of other governmental policies impacting the value of products produced by our commercial borrowers; severe weather, natural disasters, wide spread disease or pandemics, acts of war or terrorism or other adverse external events, including the ongoing Israeli-Palestinian conflict and the Russian invasion of Ukraine; potential impairment to the goodwill the Company recorded in connection with our past acquisition; changes to U.S. or state tax laws, regulations and guidance; potential changes in federal policy and at regular agencies as a result of the upcoming 2024 presidential election; and any other risks described in the “Risk Factors” sections of reports filed by the Company with the Securities and Exchange Commission. Any forward-looking statement made by us in this presentation is based only on information currently available to us and speaks only as of the date on which it is made. The Company undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. Certain of the information contained in this presentation is derived from information provided by industry sources. Although the Company believe that such information is accurate and that the sources from which it has been obtained are reliable, the Company cannot guarantee the accuracy of, and have not independently verified, such information. Use of Non-GAAP financial measures In addition to the results presented in accordance with U.S. General Accepted Accounting Principles (“GAAP”), the Company routinely supplements its evaluation with an analysis of certain non-GAAP financial measures. The Company believes these non-GAAP financial measures, in addition to the related GAAP measures, provide meaningful information to investors to help them understand the Company’s operating performance and trends, and to facilitate comparisons with the performance of peers. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of non-GAAP disclosures to the comparable GAAP measures are provided in this presentation. 2

2Q24 Earnings Highlights

Bridgewater Bancshares, Inc.

Diluted EPS	Return on Average Assets	Return on Avg. Tangible Common Equity[1]	Efficiency Ratio[1]	Nonperforming Assets to Total Assets
$0.26	0.70%	7.80%	58.7%	0.01%

NIM Stability Supports Renewed Net Interest Income Growth

- Net interest income increased $365K, or 1.5%, from 1Q24, the first QoQ increase since 3Q22
- Net interest margin (NIM) of 2.24%, inline with 1Q24
- Portfolio loan yield of 5.50% expanded 12 bps in 2Q24, compared to 5 bps of expansion in 1Q24
- Balance sheet well-positioned for rate cuts and a normalizing yield curve

Balance Sheet Growth Slows… Remains on Track YTD

- Deposit balances up $487K from 1Q24, or 0.1% annualized
- Loan balances up $16.2 million, or 1.7% annualized, from 1Q24, impacted by increased payoffs
- YTD deposit growth of 5.3% annualized and core deposit[2] growth of 3.0%, compared to loan growth of 4.1% annualized
- Loan-to-deposit ratio of 99.8%, up slightly from 99.4% at 1Q24

Superb Asset Quality Continues

- Annualized net charge-offs to average loans of 0.00%, inline with 1Q24
- Nonperforming assets to total assets of 0.01%, inline with 1Q24
- Well-reserved with allowance to total loans of 1.37%

Consistent Tangible Book Value Per Share Growth

- Tangible book value per share[1] of $13.53, up 9.8% annualized from 1Q24; 30 consecutive quarters of growth
- Tangible book value per share[1] growth of 199% since 4Q16 vs. peer bank average of 66%[3]
- Repurchased 252,707 shares of common stock, or $2.9 million (average price of $11.48 per share)

[1] Represents a Non-GAAP financial measure. See Appendix for Non-GAAP reconciliation
[2] Core deposits are defined as total deposits less brokered deposits and certificates of deposit greater than $250,000
[3] Includes publicly-traded banks on major exchanges with total assets between $3 billion and $10 billion as of March 31, 2024 with growth rate through 1Q24 (Source: S&P Capital IQ)

3

Consistent Tangible Book Value Per Share Outperformance 4 199% 66% 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 BWB Peer Bank Average2 Tangible Book Value Per Share1 Growth for 30 Consecutive Quarters 1 Represents a Non-GAAP financial measure. See Appendix for Non-GAAP reconciliation 2 Includes publicly-traded banks on major exchanges with total assets between $3 billion and $10 billion as of March 31, 2024 with growth rate through 1Q24 (Source: S&P Capital IQ)

Stable NIM Supports Net Interest Income Growth 5 $24,931 $24,507 $24,563 $24,023 $24,229 $941 $914 $751 $608 $767 $25,872 $25,421 $25,314 $24,631 $24,996 2.40% 2.32% 2.27% 2.24% 2.24% 2Q23 3Q23 4Q23 1Q24 2Q24 Net Interest Margin1 Net Interest Income (ex. Loan Fees) Loan Fees Net Interest Income and Margin Trends Net Interest Margin Drivers Net Interest Income / Net Interest Margin Commentary 1 Amounts calculated on a tax-equivalent basis using statutory federal tax rate of 21% Dollars in thousands Net Interest Income • Net interest income growth for the first time since 3Q22, driven by stable NIM and average earning asset growth • Higher loan fees as loan payoffs increased Net Interest Margin • NIM stabilized QoQ as portfolio loan repricing increased • Well-positioned for rate cuts and a more normalized yield curve • Over $1 billion of adjustable funding tied to short-term rates • Loan portfolio positioned to continue repricing higher

Higher Asset Yields Drive NIM Stabilization 6 $2,711 $2,857 $2,909 $2,961 $2,984 $755 $755 $753 $701 $692 $546 $408 $415 $434 $461 $4,012 $4,020 $4,077 $4,096 $4,137 2.91% 3.10% 3.23% 3.34% 3.49% 2Q23 3Q23 4Q23 1Q24 2Q24 $3,717 $3,723 $3,726 $3,729 $3,772 5.19% 5.26% 5.33% 5.38% 5.50% 5.09% 5.16% 5.25% 5.31% 5.42% 2Q23 3Q23 4Q23 1Q24 2Q24 $3,466 $3,611 $3,662 $3,662 $3,676 2.66% 2.99% 3.19% 3.32% 3.46% 2Q23 3Q23 4Q23 1Q24 2Q24 Loan Yield (ex. Loan Fees)2 Loan Repricing Increased Growth of High-Yielding Securities Portfolio Deposit Costs Continue to Rise Funding Cost Pressures Continue $595 $595 $630 $670 $673 4.24% 4.39% 4.63% 4.80% 4.94% 2Q23 3Q23 4Q23 1Q24 2Q24 Average Interest-Bearing Deposits Average Noninterest-Bearing Deposits Average Borrowings Cost of Funds Average Loans Loan Yield1 Average Investments Investment Yield1 Average Total Deposits Cost of Total Deposits 1 Amounts calculated on a tax-equivalent basis using statutory federal tax rate of 21% 2 Represents a Non-GAAP financial measure. See Appendix for Non-GAAP reconciliation Dollars in millions

Revenue Growth Drives Profitability Stabilization 7 PPNR ROA1 Pre-Provision Net Revenue (PPNR) Stabilization Revenue Growth for the First Time Since 3Q22 $32,530 $34,095 $32,893 $28,567 $25,872 $25,421 $25,314 $24,631 $24,996 $1,650 $1,387 $1,738 $1,943 $1,415 $1,726 $1,409 $1,550 $1,763 $34,180 $35,482 $34,631 $30,510 $27,287 $27,147 $26,723 $26,181 $26,759 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 $12,963 $11,417 $11,010 $10,899 $10,900 $9,816 $9,629 $8,873 $7,831 $8,115 1.16% 1.01% 0.96% 0.95% 0.94% 0.88% 0.85% 0.77% 0.69% 0.70% 2Q23 3Q23 4Q23 1Q24 2Q24 PPNR Net Income 1 ROA Net Interest Income Noninterest Income 1 Represents a Non-GAAP financial measure. See Appendix for Non-GAAP reconciliation Dollars in thousands

$8,589 $9,519 $9,615 $9,433 $9,675 $1,075 $1,101 $1,062 $1,057 $1,112 $1,092 $1,075 $1,236 $1,208 $900 $1,284 $1,075 $1,050 $875 $725 $2,598 $2,467 $2,777 $2,616 $2,763 $14,274 $15,237 $15,740 $15,189 $15,539 2Q23 3Q23 4Q23 1Q24 2Q24 Well-Controlled Expenses 8 1.28% 1.34% 1.37% 1.33% 1.35% 52.3% 56.1% 58.8% 58.2% 58.7% 2Q23 3Q23 4Q23 1Q24 2Q24 NIE / Avg. Assets2 Efficiency Ratio3 Highly Efficient Business Model Despite Challenging Revenue Environment Well-Controlled Expenses YTD Peer median efficiency ratio of 63%1 in 1Q24 Continuing to invest in people and technology Salary and Employee Benefits Occupancy Technology FDIC Insurance Assessment 1 Includes publicly-traded banks on major exchanges with total assets between $3 billion and $10 billion as of March 31, 2024 (Source: S&P Capital IQ) 2 Annualized 3 Represents a Non-GAAP financial measure. See Appendix for Non-GAAP reconciliation Dollars in thousands Other

Deposit Growth Remains on Track YTD 9 21% 21% 20% 18% 18% 20% 21% 19% 21% 20% 24% 24% 25% 26% 25% 8% 7% 8% 9% 10% 27% 27% 28% 26% 27% $3,578 $3,676 $3,710 $3,807 $3,808 2Q23 3Q23 4Q23 1Q24 2Q24 Noninterest-Bearing Transaction Interest-Bearing Transaction Savings & Money Market Time Brokered • YTD deposit balances up 5.3% annualized • YTD core deposit1 balances up 3.0% annualized • Modest growth in noninterest bearing deposits in 2Q24 • Core deposit growth not always linear due to nature of client base • Continued to leverage brokered deposits as needed to supplement core deposit growth Deposit Growth Continues to Track With Loan Growth YTD 1 Core deposits are defined as total deposits less brokered deposits and certificates of deposit greater than $250,000 Dollars in millions Funding Repricing Summary (2Q24) Immediately Adjustable Deposits $ 829 Derivatives Hedging 243 Total $ 1,072 Time Deposit Maturities (next 12 months) $ 358 Callable Brokered Deposits (over 4.50%) 168 Total $ 526 Funding Tied to Short-Term Rates Other Repricing Opportunities

Higher Loan Balances as Demand Continues

BRIDGEWATER BANCSHARES, INC.



1.7% YoY Growth
$3,736
$3,722
$3,724
$3,784
$3,800
2Q23
3Q23
4Q23
1Q24
2Q24
Gross Loans

Dollars in millions

YTD Loan Growth Tracks With Expectations

- 2Q24 loan balances up $16.2M, or 1.7% annualized
- YTD loan balances up $76.1M, or 4.1% annualized
- 2Q24 loan growth moderated as payoffs increased
- Loan-to-deposit ratio of 99.8%, down from 108.0% in 1Q23 and within target range of 95% to 105%

Loan Growth Outlook Drivers

- **Loan demand** – strong loan demand continues
- **Market and economic conditions** – lower rate environment could drive additional demand
- **Pace of loan payoffs and paydowns** – expect elevated payoff levels to continue in the back half of 2024
- **Pace of core deposit growth** – continue to align loan growth with core deposit growth over time

10

New Loan Originations Remain Strong as Payoffs Increase 11 New Originations Continue to Exceed Advances $47 $71 $71 $96 $91 $84 $87 $87 $67 $50 $131 $158 $158 $163 $141 2Q23 3Q23 4Q23 1Q24 2Q24 New Originations Advances Loan Payoffs Increase $54 $106 $102 $58 $105 $45 $60 $45 $44 $99 $45 $166 $147 $102 $150 2Q23 3Q23 4Q23 1Q24 2Q24 Payoffs Amortization/Paydowns Dollars in millions 2Q24 Loan Growth Waterfall

Loan Portfolio to Reprice Higher Even If Interest Rates Decline

BRIDGEWATER BANCSHARES, INC.

Loan Portfolio Mix



Adjustable, 16%
Variable, 15%
Fixed, 69%

Fixed-Rate Portfolio ($2.6B)

Years to Maturity



$576
22%
$341
13%
$377
15%
$375
14%
$361
14%
$581
22%
Less Than 1 Year
1 to 2 Years
2 to 3 Years
3 to 4 Years
4 to 5 Years
5+ Years

	Less Than 1 Year	1 to 2 Years	2 to 3 Years	3 to 4 Years	4 to 5 Years	5+ Years
WA Yield	**5.29%**	**4.85%**	**4.34%**	**4.99%**	**5.15%**	**4.26%**

- Large fixed-rate portfolio provides support to total loan yields in a rates-down environment
- $576M of fixed-rate loans maturing over the next year, with a weighted average yield of 5.29%

Variable-Rate Portfolio ($593M)

Variable-Rate Loan Floors



$42
9%
$96
20%
$118
25%
$190
40%
$28
6%
Below 4%
4%-5%
5%-6%
6%-7%
Above 7%

- Small variable-rate portfolio limits immediate repricing pressure in a rates-down environment
- 80% of variable-rate portfolio have rate floors, with over 70% of the floors being above 5%
- 97% of variable-rate loans are currently tied to SOFR or Prime

Adjustable-Rate Portfolio ($597M)

Adjustable-Rate Repricing/Maturity Schedule



$57
10%
$121
20%
$152
25%
$100
17%
$116
19%
$52
9%
Less Than 1 Year
1 to 2 Years
2 to 3 Years
3 to 4 Years
4 to 5 Years
5+ Years

	Less Than 1 Year	1 to 2 Years	2 to 3 Years	3 to 4 Years	4 to 5 Years	5+ Years
WA Yield	**4.75%**	**4.13%**	**4.55%**	**4.64%**	**5.00%**	**4.60%**

- Adjustable-rate loans likely to reprice higher, even in a rates-down environment
- $57M of adjustable-rate loans repricing or maturing over the next year, with a weighted average yield of 4.75%

Dollars in millions

12

Managing Multifamily and Office-Related Risk

BRIDGEWATER BANCSHARES, INC.

Strong Multifamily Track Record in Stable Twin Cities Market

Average Loan Size	Weighted Average LTV	NPAs/ Loans	NCOs (since 2005)
$3.3M	67%	0.00%	$62K

Multifamily Lending Approach in the Twin Cities

- Bank of choice in the Twin Cities with expertise and differentiated service model
- Greater tenant diversification compared to other asset classes
- Affordable housing makes up 24%[1] of the multifamily portfolio
- Positive market trends with stabilizing vacancy rates, strong absorption, and reduced construction = favorable outlook for occupancy and rent growth
- Market catalysts include relative affordability, low unemployment, strong wages, and shortage of single-family housing



Location
Greater MN 4%
Other 4%
Twin Cities Metro 92%



Product Type
Construction 4%
Class A 40%
Class B 16%
Class C 40%

Well-Managed CRE NOO Office Exposure[2]

Percent of Total Loans	Average Loan Size	Weighted Average LTV
5.3%	$2.4M	62%

CRE NOO Office by Geography



$200M
Out-of-State 16%
Twin Cities Suburban 51%
Minneapolis-St. Paul Non-CBD 20%
Minneapolis-St. Paul CBD 13%

- Majority of CRE NOO office exposure in the Twin Cities suburbs
- Only 4 loans totaling $35M located in central business districts (CBD), with one on Watch and one Substandard
- Only 4 loans totaling $31M outside of Minnesota, consisting of projects for existing local clients

[1] Includes formally subsidized properties (17%) and market rate properties with affordable set-asides (7%)
[2] Excludes medical office of $91 million at June 30, 2024

13

1 Includes publicly-traded banks on major exchanges with total assets between $3 billion and $10 billion as of March 31, 2024 (Source: S&P Capital IQ) 2 Nonaccrual loans plus loans 90 days past due and still accruing and foreclosed assets Dollars in thousands Superb Asset Quality Continues 14 $(3) $116 $91 $(3) $(2) 0.00% 0.01% 0.01% 0.00% 0.00% 2Q23 3Q23 4Q23 1Q24 2Q24 Net Charge-Offs Cumulative NCOs of $532K since 2019 Net Charge-offs (recoveries) % of Average Loans (annualized) $50,701 $50,585 $50,494 $51,347 $51,949 1.36% 1.36% 1.36% 1.36% 1.37% 2Q23 3Q23 4Q23 1Q24 2Q24 Allowance for Credit Losses Well-reserved compared to peer median ACL/Loans of 1.13%1 Allowance for Credit Losses % of Gross Loans $778 $749 $919 $269 $678 0.02% 0.02% 0.02% 0.01% 0.01% 2Q23 3Q23 4Q23 1Q24 2Q24 Nonperforming Assets2 Consistently low NPA levels NPAs % of Assets

Watch and Substandard Loans Remain at Low Levels 15 C&I 1.6% Multifamily 42.6% CRE NOO Office 29.0% CRE NOO Retail 21.1% CRE OO 5.7% $30 Million Watch List Loans Substandard Loans C&I 43.9% CRE NOO Office 27.7% CRE NOO Hotels 8.9% CRE NOO Retail 7.4% CRE NOO Other 7.1% CRE OO 2.9% C&D 0.2% 1-4 Family 1.9% $34 Million Watch List Characteristics Loan Balances Outstanding $30,436 % of Total Loans, Gross 0.8% Number of Loans 7 Average Loan Size $4,348 Substandard Characteristics Loan Balances Outstanding $33,908 % of Total Loans, Gross 0.9% Number of Loans 20 Average Loan Size $1,695 % of Bank Risk-Based Capital 5.92% $27,215 $26,877 $26,485 $21,624 $30,436 2Q23 3Q23 4Q23 1Q24 2Q24 $33,821 $35,621 $35,858 $33,829 $33,908 2Q23 3Q23 4Q23 1Q24 2Q24 Dollars in thousands

Strong Capital Ratios 16 9.47% 9.62% 9.57% 9.66% 9.66% 8.72% 9.07% 9.16% 9.21% 9.41% 13.50% 13.88% 13.97% 14.00% 14.16% 7.39% 7.61% 7.73% 7.72% 7.90% 2Q23 3Q23 4Q23 1Q24 2Q24 Total Risk-Based Capital Ratio Common Equity Tier 1 Capital Ratio Tier 1 Leverage Ratio Building Capital in the Current Environment Tangible Common Equity Ratio1 1 Represents a Non-GAAP financial measure. See Appendix for Non-GAAP reconciliation Recent Capital Actions • Repurchased 252,707 shares of common stock ($2.9 million) in 2Q24 at a weighted average price of $11.48 per share • $15.3 million remaining under current share repurchase authorization • On July 23, 2024, the Board of Directors extended the expiration date of the current share repurchase authorization from August 16, 2024 to August 20, 2025 Capital Priorities 1 3 2 Organic Growth Share Repurchases M&A 4 Dividends Drive profitability by supporting a proven organic loan growth engine Opportunistically return capital to shareholders by buying back stock based on valuation, capital levels, and other uses of capital Review and evaluate corporate development opportunities that complement BWB’s business model Have not historically paid a common stock dividend given loan growth opportunities

Near-Term Expectations 17 • Low-to-mid-single digit loan growth for full-year 2024 • Focus on aligning loan growth with core deposit growth • Target loan-to-deposit ratio between 95% and 105% Balance Sheet Growth • Continued NIM stabilization in the current interest rate environment • Positioned to benefit from potential rate cuts and a normalizing yield curve • Dependent on the path of interest rates, shape of the yield curve, and pace of core deposit growth and loan payoffs Net Interest Margin • Noninterest expense growth throughout 2024 with similar trajectory as 2023, driven by continued investments in people and technology initiatives • Full-year noninterest expense growth aligned with asset growth • Provision expense to align with loan growth and overall asset quality Expenses • Maintain strong tangible common equity and CET1 ratios • Ongoing evaluation of potential share repurchases based on valuation, capital levels, and other uses of capital Capital Levels

2024 Strategic Priorities 18 Optimize Balance Sheet for Longer Term Profitable Growth Continue to Gain Loan and Deposit Market Share Generate Incremental Operational Efficiencies While Investing in the Business Scale ERM Function and Monitor Asset Quality Risks • Opportunistically gather core deposits and build high quality lending relationships • Grow loan balances inline with core deposits over time • Generate more profitable growth in a normalized interest rate environment • Expand lending focus on high quality affordable housing sector • Execute on new C&I initiatives through targeted verticals, including a network of women business leaders and entrepreneurial operating system implementers • Identify M&A opportunities and potential markets that enhance BWB’s overall business model • Identify opportunities across all functions to improve operational efficiency • Make proactive investments to scale the business and position for longer term growth • Implement key IT investments, including new CRM platform and upgraded retail and small business online banking solution • Continue to focus on scaling the enterprise risk management function • Monitor the loan portfolio for signs of credit weakness, especially in CRE and multifamily portfolios • Ongoing covenant testing and assess repricing risk on maturing loans YTD Progress • Core deposit growth1 of 3.0% annualized • Loan growth of 4.1% annualized • C&I loan balances up 23.7% annualized • Launched a new CRM platform to enhance the client experience and create new efficiencies • Net charge-off ratio of 0.00% • NPAs-to-assets of 0.01% 1 Core deposits are defined as total deposits less brokered deposits and certificates of deposit greater than $250,000

APPENDIX 19

Interest Rate Sensitivity

Bridgewater Bancshares, Inc.

Estimated Change in NII From Immediate Interest Rate Shocks

Liability-sensitive balance sheet well positioned for potential rate cuts and a normalizing yield curve

	2Q23	3Q23	4Q23	1Q24	2Q24
+100 bps	(1.9)%	(0.6)%	(1.3)%	(1.2)%	(2.1)%
-100 bps	+4.0%	+2.5%	+3.0%	+2.1%	+3.3%
-200 bps	+7.5%	+4.9%	+5.9%	+4.1%	+6.3%
-300 bps	+11.2%	+7.2%	+8.8%	+6.5%	+10.0%

Loan Portfolio Considerations

- Loan portfolio most sensitive to changes in the 3- to 5-year portion of the yield curve
- Loan portfolio to reprice higher even in a rates-down environment given larger fixed-rate portfolio and smaller variable-rate portfolio
- $633 million of fixed- and adjustable-rate loans scheduled to reprice over the next year
- Leveraging prepayment penalties on new loan originations to help maintain benefit of higher rates over time

Funding Considerations

- Deposit base is more sensitive to changing interest rates
- Overall momentum in core deposit growth since March 2023
- Continue to supplement core deposits with wholesale funding to support loan growth over time
- Brokered deposits generally include call options to protect net interest margin as interest rates decline
- Over $1 billion of adjustable funding tied to short-term rates

20

Well-Diversified Loan Portfolio with Multifamily Expertise 21 Dollars in millions CRE NOO 28.2% Multifamily 37.0% C&D 5.1% 1-4 Family Mortgage 11.0% CRE OO 4.9% C&I 13.6% Consumer & Other 0.2% Loan Mix by Type $3.8 Billion • Strong C&I growth in 2Q24 with YTD balances up 23.7% annualized • Continued migration out of Construction & Development as projects completed the construction phase • Remain comfortable with the diversity of the loan portfolio, including CRE and Multifamily concentrations, given portfolio performance and expertise 2Q24 Loan Growth by Type (vs. 1Q24) $(72) $(1) $0 $3 $15 $34 $36 Multifamily 1-4 Family Mortgage Construction & Development C&I CRE Owner Occupied CRE Nonowner Occupied Consumer & Other

High Quality Securities Portfolio 22 41% 38% 38% 38% 34% 24% 22% 22% 21% 22% 21% 22% 22% 21% 23% 14% 18% 18% 20% 21% $538 $553 $604 $633 $601 2Q23 3Q23 4Q23 1Q24 2Q24 Mortgage-Backed Securities Municipal Bonds Corporate Securities Other Securities Available for Sale Portfolio (dollars in millions) AAA, 29% AA, 36% A, 3% BBB, 14% BB, 1% NR, 17% Rating Mix Derivatives Portfolio Offsetting AOCI Impact (dollars in thousands) $(52,064) $(43,522) $28,203 $26,708 $(20,908) $(15,320) 2Q23 2Q24 MTM Securities MTM Derivatives Net Impact on AOCI1 • No held-to-maturity securities • Securities portfolio average duration of 4.7 years • Average securities portfolio yield of 4.93% • Unrealized losses on AFS securities were 10.0% of stockholders’ equity • AOCI / Total RBC of 2.6% vs. peer bank median of 8.4%2 1 Includes the tax-effected impact of $8,430 in 2Q23 and $6,179 in 2Q24 2 1Q24 median for publicly-traded banks on major exchanges with total assets between $3 billion and $10 billion (Source: S&P Capital IQ)

Ample Liquidity and Borrowing Capacity 23 1 Excludes $169M of pledged securities at June 30, 2024 Dollars in millions 9.6% 10.2% 11.5% 12.1% 11.3% 33.1% 37.6% 37.0% 35.5% 36.1% $1,962 $2,181 $2,234 $2,249 $2,222 2Q23 3Q23 4Q23 1Q24 2Q24 Off-Balance Sheet Liquidity as a % of Assets On-Balance Sheet Liquidity as a % of Assets Liquidity Position with 2.6x Coverage of Uninsured Deposits Significantly Enhanced Liquidity Position Since 2022 Funding Source 6/30/2024 12/31/2022 Change Cash and Cash Equivalents $ 9 7 $ 4 8 $ 4 9 Unpledged Securities1 432 549 (117) FHLB Capacity 451 391 6 0 FRB Discount Window 1,016 158 858 Unsecured Lines of Credit 200 208 (8) Secured Line of Credit 26 26 - Total $ 2,222 $ 1,380 $ 842 Available Balance

Reconciliation of Non-GAAP Financial Measures – Efficiency, TCE, Core Loan Yield, and ROATCE

BRIDGEWATER BANCSHARES, INC.

Efficiency Ratio	As of and for the quarter ended, June 30, 2023	September 30, 2023	December 31, 2023	March 31, 2024	June 30, 2024
Noninterest Expense	$ 14,274	$ 15,237	$ 15,740	$ 15,189	$ 15,539
Less: Amortization Intangible Assets	(34)	(9)	(9)	(9)	(8)
Adjusted Noninterest Expense	$ 14,240	$ 15,228	$ 15,731	$ 15,180	$ 15,531
Net Interest Income	$ 25,872	$ 25,421	$ 25,314	$ 24,631	$ 24,996
Noninterest Income	1,415	1,726	1,409	1,550	1,763
Less: (Gain) Loss on Sales of Securities	(50)	-	27	(93)	(320)
Adjusted Operating Revenue	$ 27,237	$ 27,147	$ 26,750	$ 26,088	$ 26,439
Efficiency Ratio	52.3%	56.1%	58.8%	58.2%	58.7%

Tangible Common Equity & Tangible Common Equity/Tangible Assets	As of and for the quarter ended, June 30, 2023	September 30, 2023	December 31, 2023	March 31, 2024	June 30, 2024
Total Shareholders' Equity	$ 409,126	$ 415,960	$ 425,515	$ 433,611	$ 439,241
Less: Preferred Stock	(66,514)	(66,514)	(66,514)	(66,514)	(66,514)
Total Common Shareholders' Equity	342,612	349,446	359,001	367,097	372,727
Less: Intangible Assets	(2,832)	(2,823)	(2,814)	(2,806)	(2,797)
Tangible Common Equity	$ 339,780	$ 346,623	$ 356,187	$ 364,291	$ 369,930
Total Assets	$ 4,603,185	$ 4,557,070	$ 4,611,990	$ 4,723,109	$ 4,687,035
Less: Intangible Assets	(2,832)	(2,823)	(2,814)	(2,806)	(2,797)
Tangible Assets	$ 4,600,353	$ 4,554,247	$ 4,609,176	$ 4,720,303	$ 4,684,238
Tangible Common Equity/Tangible Assets	7.39%	7.61%	7.73%	7.72%	7.90%

Core Loan Yield	As of and for the quarter ended, June 30, 2023	September 30, 2023	December 31, 2023	March 31, 2024	June 30, 2024
Loan Interest Income (Tax-Equivalent Basis)	$ 48,066	$ 49,326	$ 50,022	$ 49,858	$ 51,592
Less: Loan Fees	(941)	(914)	(751)	(608)	(767)
Core Loan Interest Income	$ 47,125	$ 48,412	$ 49,271	$ 49,250	$ 50,825
Average Loans	$ 3,716,534	$ 3,722,594	$ 3,726,126	$ 3,729,355	$ 3,771,768
Core Loan Yield	**5.09%**	**5.16%**	**5.25%**	**5.31%**	**5.42%**

ROATCE	As of and for the quarter ended, June 30, 2024
Net Income Available to Common Shareholders	$ 7,101
Average Total Shareholders' Equity	$ 435,585
Less: Average Preferred Stock	(66,514)
Average Total Common Shareholders' Equity	$ 369,071
Less: Effects of Average Intangible Assets	(2,802)
Average Tangible Common Equity	$ 366,269
Annualized Return on Average Tangible Common Equity	7.80%

Dollars in thousands

24

Reconciliation of Non-GAAP Financial Measures – PPNR 25 Dollars in thousands Pre-Provision Net Revenue June 30, 2023 September 30, 2023 December 31, 2023 March 31, 2024 June 30, 2024 Noninterest Income $ 1,415 $ 1,726 $ 1,409 $ 1,550 $ 1,763 Less: (Gain) Loss on Sales on Securities (50) - 27 (93) (320) Less: FHLB Advance Prepayment Income - (493) - - - Total Operating Noninterest Income 1,365 1,233 1,436 1,457 1,443 Plus: Net Interest Income 25,872 25,421 25,314 24,631 24,996 Net Operating Revenue $ 27,237 $ 26,654 $ 26,750 $ 26,088 $ 26,439 Noninterest Expense $ 14,274 $ 15,237 $ 15,740 $ 15,189 $ 15,539 Total Operating Noninterest Expense $ 14,274 $ 15,237 $ 15,740 $ 15,189 $ 15,539 Pre-Provision Net Revenue $ 12,963 $ 11,417 $ 11,010 $ 10,899 $ 10,900 Plus: Non-Operating Revenue Adjustments 5 0 493 (27) 93 320 Less: Provision for (Recovery of) Credit Losses 5 0 (600) (250) 750 600 Provision for Income Taxes 3,147 2,881 2,360 2,411 2,505 Net Income $ 9,816 $ 9,629 $ 8,873 $ 7,831 $ 8,115 Average Assets $ 4,483,662 $ 4,504,937 $ 4,567,446 $ 4,592,838 $ 4,646,517 Pre-Provision Net Revenue Return on Average Assets 1.16% 1.01% 0.96% 0.95% 0.94% As of and for the quarter ended,

Reconciliation of Non-GAAP Financial Measures – Tangible Book Value

Bridgewater Bancshares, Inc.

Tangible Book Value Per Share	As of and for the quarter ended, December 31, 2016	March 31, 2017	June 30, 2017	September 30, 2017	December 31, 2017	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018	March 31, 2019
Book Value Per Common Share	$ 4.69	$ 4.91	$ 5.23	$ 5.43	$ 5.56	$ 6.62	$ 6.85	$ 7.01	$ 7.34	$ 7.70
Less: Effects of Intangible Assets	(0.16)	(0.16)	(0.16)	(0.16)	(0.16)	(0.13)	(0.12)	(0.12)	(0.12)	(0.12)
Tangible Book Value Per Common Share	$ 4.53	$ 4.75	$ 5.07	$ 5.27	$ 5.40	$ 6.49	$ 6.73	$ 6.89	$ 7.22	$ 7.58
Total Common Shares	24,589,861	24,589,861	24,589,861	24,629,861	24,679,861	30,059,374	30,059,374	30,059,374	30,097,274	30,097,674

Tangible Book Value Per Share	As of and for the quarter ended, June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021
Book Value Per Common Share	$ 7.90	$ 8.20	$ 8.45	$ 8.61	$ 8.92	$ 9.25	$ 9.43	$ 9.92	$ 10.33	$ 10.73
Less: Effects of Intangible Assets	(0.12)	(0.12)	(0.12)	(0.12)	(0.12)	(0.12)	(0.12)	(0.12)	(0.12)	(0.11)
Tangible Book Value Per Common Share	$ 7.78	$ 8.08	$ 8.33	$ 8.49	$ 8.80	$ 9.13	$ 9.31	$ 9.80	$ 10.21	$ 10.62
Total Common Shares	28,986,729	28,781,162	28,973,572	28,807,375	28,837,560	28,710,775	28,143,493	28,132,929	28,162,777	28,066,822

Tangible Book Value Per Share	As of and for the quarter ended, December 31, 2021	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	March 31, 2024
Book Value Per Common Share	$ 11.09	$ 11.12	$ 11.14	$ 11.44	$ 11.80	$ 12.05	$ 12.25	$ 12.47	$ 12.94	$ 13.30
Less: Effects of Intangible Assets	(0.11)	(0.11)	(0.11)	(0.11)	(0.11)	(0.10)	(0.10)	(0.10)	(0.10)	(0.10)
Tangible Book Value Per Common Share	$ 10.98	$ 11.01	$ 11.03	$ 11.33	$ 11.69	$ 11.95	$ 12.15	$ 12.37	$ 12.84	$ 13.20
Total Common Shares	28,206,566	28,150,389	27,677,372	27,587,978	27,751,950	27,845,244	27,973,995	28,015,505	27,748,965	27,589,827

Tangible Book Value Per Share	As of and for the quarter ended, June 30, 2024
Book Value Per Common Share	$ 13.63
Less: Effects of Intangible Assets	(0.10)
Tangible Book Value Per Common Share	$ 13.53
Total Common Shares	27,348,049

Dollars in thousands

26